UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 7, 2018

iCoreConnect Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-52765	13-4182867
(Commission File Number)	(IRS Employer Identification No.)

13506 Summerport Village Parkway #160, Windermere, FL	34786
(Address of Principal Executive Offices)	(Zip Code)

                    888-810-7706

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02, Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers:

On September 7, 2018 the Board of Directors of iCoreConnect Inc., (the “Company”) elected Robert DeSanti as a Director of the Company. Mr. DeSanti is expected to be named as a member of the Audit and Compensation Committees of the Board of Directors. Mr. DeSanti has over 30 years experience in sales, operations and accounting. Most recently in August 2018 he sold to his business partners his interest in an aircraft parts business, Planestocks LLC, located in Coral Springs, Florida, that he founded approximately seven years ago. Planestocks LLC focuses on buying bulk packages of aircraft parts abroad and selling the parts to aircraft shops in the United States. Mr. DeSanti was the Managing Director of Planstocks LLC. From July 2002 to October 2014 he worked for Labsource and High Five Products, laboratory supply companies located in Chicago, Illinois, where he started as their financial controller and was quickly promoted to General Manager. Mr. DeSanti has a BA in accounting from the University of Illinois and thereafter worked as an audit senior associate for Grant Thornton before joining Sports Awards as Controller.

Item 9.01. Financial Statements and Exhibits

Exhibit No.           Description of Exhibit

99.1                       Press Release dated September 13, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

iCORECONNECT INC. (Registrant)

By:	/s/ Robert McDermott
Robert McDermott
President and Chief Executive Officer

Dated: September 21, 2018